Exhibit 16.2


We have read Exhibit 16.1 "Statement of Company Regarding Change in Certifying Accountant" in the Registration Statement (Form S-4 No. 333-33085) of Roller Bearing Company of America, Inc. for the registration of its $110,000,000 of Senior Subordinated Notes Due 2007 and are in agreement with the statement contained in the second and third sentences. We have no basis to agree or disagree with other statements of the Registrant contained therein.



                                                            Ernst & Young LLP

White Plains, New York
October 29, 1997